Exhibit 10.35

SECOND AMENDMENT

TO

SHARONAI INC.

2024 OMNIBUS EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO SHARONAI INC. 2024 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the SharonAI Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”) is made as of the [●] day of January, 2025, by the Board of Directors (the “Board”) of SharonAI Inc., a Delaware corporation (the “Company”), pursuant to Section 12 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 12 of the Plan, provided that no such action shall materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent (the “Amendment Conditions”); and

WHEREAS, this Amendment satisfies the Amendment Conditions.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. “Consultant” Definition. Section 2(m) of the Plan is amended in its entirety to read as follows:

““Consultant” means any person, including an advisor, engaged by the Company or any of its Affiliates to render services to the Company, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.”

2. “Sale of the Company” Definition. Section 2(dd) of the Plan is amended in its entirety to read as follows:

3. ““Sale of the Company” means (i) a merger or consolidation in which more than fifty percent (50%) of the total combined voting power of the outstanding equity securities of the Company is transferred to a Person or Persons different from direct or indirect holders of the equity securities immediately prior to such merger or consolidation; (ii) any sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) the acquisition, directly or indirectly, by any Person or related group of Persons (other than the Company, or a Person that directly or indirectly controls, is controlled by or under common control with, the Company) of the equity securities of the Company equaling more than fifty percent (50%) of the total combined voting power of the Company’s outstanding equity securities. Notwithstanding the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Sale of the Company shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. A transaction shall not constitute a Sale of the Company if its solely purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, a bona fide equity financing for capital raising purposes and an initial public offering by the Company shall not constitute a Sale of the Company.”

4. Miscellaneous.

(a) Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

(b) Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

(c) Governing Law. This Amendment shall be governed in accordance with the laws of Delaware.

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